Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            WPS RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                Wisconsin                                39-1775292
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

           700 North Adams Street
               P.O. Box 19001                              54307
            Green Bay, Wisconsin                         (Zip Code)
  (Address of principal executive offices)

                WPS Resources Corporation 1999 Stock Option Plan
     WPS Resources Corporation 1999 Non-Employee Directors Stock Option Plan
                            (Full title of the plans)

                  Larry L. Weyers
  Chairman, President and Chief Executive Officer            Copy to:
             WPS Resources Corporation
              700 North Adams Street                      Michael S. Nolan
                  P.O. Box 19001                           Foley & Lardner
            Green Bay, Wisconsin 54307                777 East Wisconsin Avenue
                  (920) 433-1727                      Milwaukee, Wisconsin 53202
(Name, address and telephone number, including area
            code, of agent for service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
       Title of                  Amount              Proposed Maximum         Proposed Maximum
   Securities to be              to be                Offering Price         Aggregate Offering          Amount of
      Registered            Registered(1)(2)             Per Share                  Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,
 $1 par value               1,600,000 shares             $24.9063(3)           $39,850,000(3)          $10,520.40

Purchase
Rights(4)
--------------------------------------------------------------------------------------------------------------------------

(1)  An aggregate of 1,500,000  shares are issuable  pursuant to the WPS Resources  Corporation 1999 Stock Option Plan and an
     aggregate of 250,000 shares are issuable  pursuant to the WPS Resources  Corporation 1999  Non-Employee  Directors Stock
     Option Plan (the "Plans").
(2)  Pursuant to Rule 416(a) under the  Securities Act of 1933,  this  Registration  Statement  also covers an  indeterminate number of additional  shares of Common Stock that may become  issuable as a result of stock splits,  stock  dividends or similar transactions pursuant to the anti-dilution provisions of the Plans.
(3)  Estimated  pursuant  to Rule  457(c)  under the  Securities  Act of 1933  solely  for the  purpose  of  calculating  the registration  fee based on the average of the high and low prices of the Common  Stock as reported by the New York Stock
     Exchange on December 17, 1999.
(4)  The Common Stock Purchase Rights are attached to and traded with the shares of Common Stock being registered.  The value attributed to the Common Stock Purchase Rights, if any, is reflected in the value attributed to the Common Stock.

                        ---------------------------------

                                Page 1 of 8 Pages

       The Exhibit Index is on page 8 of the sequentially numbered pages.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents have been previously filed by WPS Resources Corporation ("WPS Resources") with the Commission and are incorporated herein by reference:

          (a) WPS Resources Annual Report on Form 10-K for the year ended December 31, 1998, which includes audited financial statements as of and for the year then ended.

          (b) All other reports filed by WPS Resources pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

          (c) The description of the capital stock of WPS Resources contained in
Item 1 of WPS Resources' Registration Statement on Form 8-B, filed June 1, 1994 with the Commission, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by WPS Resources pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as WPS Resources files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation law and Article VI of the By-Laws of WPS Resources, directors and officers of WPS Resources are entitled to mandatory indemnification from WPS Resources against certain liabilities and expenses to the extent such officers or directors are successful on the merits or otherwise in connection with a proceeding, unless it is determined that the director or officer breached or failed to perform his duties to WPS Resources and such breach or failure constituted: (a) a willful failure to deal fairly with WPS Resources or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of WPS Resources are not subject to personal liability to WPS Resources, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          The indemnification described above may be broad enough to cover liabilities under the Securities Act of 1933. WPS Resources has in place insurance permitted by the Wisconsin Business Corporation Law on behalf of its officers and directors which may cover liabilities under the Securities Act of 1933.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registration pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 21st day of December, 1999

                                        WPS RESOURCES CORPORATION



                                        By: /s/ Larry L. Weyers
                                            ----------------------------------
                                            Larry L. Weyers
                                            Chairman, President and Chief
                                            Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Larry L. Weyers, Patrick D. Schrickel, Daniel P. Bittner and Barth J. Wolf, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                         Title                     Date
          ---------                         -----                     ----

/s/ Larry L. Weyers                Chairman, President, Chief
---------------------------------- Executive Officer and       December 21, 1999
    Larry L. Weyers                Director (Principal
                                   Executive Officer)



/s/ Daniel P. Bittner              Senior Vice President and
---------------------------------- Chief Financial Officer     December 21, 1999
    Daniel P. Bittner              (Principal Financial
                                   Officer)


/s/ Diane L. Ford                  Vice President-Controller
---------------------------------- and Chief Accounting        December 21, 1999
    Diane L. Ford                  Officer (Principal
                                   Accounting Officer)

/s/ A. Dean Arganbright            Director                    December 21, 1999
----------------------------------
    A. Dean Arganbright


/s/ Michael S. Ariens              Director                    December 21, 1999
----------------------------------
    Michael S. Ariens


/s/ Richard A. Bemis               Director                    December 21, 1999
----------------------------------
    Richard A. Bemis


/s/ Daniel A. Bollom               Director                    December 21, 1999
----------------------------------
    Daniel A. Bollom


/s/ Clarence R. Fisher             Director                    December 21, 1999
----------------------------------
    Clarence R. Fisher


/s/ Robert C. Gallagher            Director                    December 21, 1999
----------------------------------
    Robert C. Gallagher


/s/ Kathryn M. Hasselblad-Pascale  Director                    December 21, 1999
----------------------------------
    Kathryn M. Hasselblad-Pascale


/s/ James L. Kemerling             Director                    December 21, 1999
----------------------------------
    James L. Kemerling

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                            Exhibit Description
------                            -------------------

(4.1)     WPS  Resources  1999 Stock Option Plan  (Incorporated  by reference to
          Exhibit 10-2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 1-11337)).

(4.2)     WPS Resources  Corporation  1999  Non-Employee  Directors Stock Option
          Plan.

(4.3) Restated Articles of Incorporation of Registrant (Incorporated by reference to Appendix B to Amendment No. 1 to Registration Statement on Form S-4, filed February 28, 1994 (Reg. No. 33-521991)).

(4.4) Rights Agreement dated December 12, 1996, between the Registrant and Firstar Trust Company (Incorporated by reference to Exhibit 4-1 to Form 8-A, filed December 13, 1996 (File No. 1-11337)).

(5)       Opinion of Foley & Lardner.

(23.1)    Consent of Arthur Andersen LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit 5).

(24)      Power of Attorney (contained on the signature page hereto).